As filed with the Securities and Exchange Commission on September 30, 2003.
                                                                  Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAREXEL International Corporation
(Exact name of registrant as specified in its charter)

Massachusetts                                             04-2776269
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

195 West Street, Waltham, MA                              02451
(Address of Principal Executive Offices)                  (Zip Code)

PAREXEL International Corporation
401(k) Retirement Savings Plan
(Full Title of the Plan)

Josef H. von Rickenbach
Chairman and Chief Executive Officer
PAREXEL International Corporation

195 West Street
Waltham, Massachusetts 02451
(Name and Address of Agent for Service)

(781) 487-9900
(Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Susan H. Alexander, Esq.
Senior Vice President and General Counsel
PAREXEL International Corporation
195 West Street
Waltham, Massachusetts 02451

CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________

                                                                        Proposed                      Proposed
Title of                                                              Maximum                     Maximum
Securities                      Amount                        Offering                        Aggregate         Amount of
  to be                             to be                           Price Per                      Offering            Registration
Registered                    Registered                      Share                            Price                     Fee
_______________________________________________________________________________________

Common Stock,
$.01 par value             500,000 shares              $15.95 (1)                  $7,975,000 (1)        $645.18
_______________________________________________________________________________________

(1)      Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on September 26, 2003, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I.    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          ITEM 1. PLAN INFORMATION.

         The written statement required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

          ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference.

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                        (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                        (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                        (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Article 6 of the Company's Restated Articles of Organization provides that the Registrant shall indemnify each person who is or was a director or officer of the Registrant, and each person who is or was serving or has agreed to serve at the request of the Registrant as a director or officer of, or in a similar capacity with, another organization against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

Item 7.         Exemption From Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

In lieu of filing the Internal Revenue Service ("IRS") determination letter with respect to the Plan, the undersigned Registrant hereby undertakes that it has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.         Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
             (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
             (ii)    To reflect in the prospectus any facts or events arising after the effective date of this

Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, state of Massachusetts on this 30th day of September 2003.

                                                                       PAREXEL INTERNATIONAL CORPORATION

                                                                        By: /s/ Josef H. von Rickenbach
                                                                              Josef H. von Rickenbach
                                                                              Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and Directors of PAREXEL International Corporation hereby severally constitute and appoint Josef H. von Rickenbach and Susan H. Alexander, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PAREXEL International Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                            TITLE                                                                   DATE
                                                Chairman, Chief Executive Officer
 /s/ Josef H. von Rickenbach      and Director (principal executive officer)            September 30, 2003
Josef H. von Rickenbach

                                               Senior Vice President and Chief
 /s/ James F. Winschel, Jr.        Financial Officer (principal financial                      September 30, 2003
James F. Winschel, Jr.              and accounting officer)

 /s/ A. Dana Callow, Jr.            Director                                                              September 30, 2003
A. Dana Callow, Jr.

 /s/ A.Joseph Eagle                   Director                                                              September 30, 2003
A. Joseph Eagle

 /s/ Patrick J. Fortune               Director                                                              September 30, 2003
Patrick J. Fortune

 /s/ Richard L. Love                 Director                                                              September 30, 2003
Richard L. Love

 /s/ Serge Okun                        Director                                                              September 30, 2003
Serge Okun

 /s/ William U. Parfet                Director                                                              September 30, 2003
William U. Parfet

SIGNATURES

                        The Plan.   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on this 30th day of September 2003.

                                                                            PAREXEL INTERNATIONAL CORPORATION
                                                                            401(k) RETIREMENT SAVINGS PLAN

                                                                             By: /s/ Michael Brandt, VP Human Resources
                                                                                   (Signature and Title)

EXHIBIT INDEX

 EXHIBIT
 NUMBER                   DESCRIPTION OF EXHIBIT

 4.1                             Amended and Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 {File No. 333-104968} and incorporated herein by this reference).

 4.2                             Amended and Restated By-Laws of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 {File No. 333-104968} and incorporated herein by this reference).

 4.3                             Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-97406) and incorporated herein by this reference).

 4.4                              Rights Agreement dated March 27, 2003 between the Registrant and Equiserve Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Vote of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of the Form of Rights to Purchase Common Stock (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K/A dated March 31, 2003 and incorporated herein by this reference).

23.1                             Consent of Ernst & Young LLP

23.2                             Consent of PricewaterhouseCoopers LLP.

24.1                             Power of Attorney (included in the signature pages of this Registration Statement).